Exhibit 21

VF CORPORATION

SUBSIDIARIES OF THE CORPORATION

Following is a listing of the significant subsidiaries of the Corporation, at December 31, 2011:

Eagle Creek, Inc.	California
H. D. Lee Apparel Ltd	China
Imagewear Apparel Corp.	Delaware
JanSport Apparel Corp.	Delaware
Jeanswear Ventures, LLC	Delaware
John Varvatos Apparel Corp.	Delaware (80% owned)
John Varvatos Enterprises, Inc.	Delaware (80% owned)
Kipling Apparel Corp.	Delaware
Lee Bell, Inc.	Delaware
lucy apparel, LLC	Delaware
Mo Industries, LLC	Delaware
Nautica Apparel, Inc.	Delaware
Nautica Retail USA, Inc.	Delaware
Ring Company	Delaware
Seven For All Mankind, LLC	Delaware
Smartwool Consumer Direct LLC	Colorado
Smartwool LLC	Colorado
South Cone, Inc.	California
TBL Licensing LLC	Delaware
The H. D. Lee Company, Inc.	Delaware
The North Face Apparel Corp.	Delaware
The North Face Italy S.r.l.	Italy
Timberland (Gibraltar) Holding Ltd.	Gibraltar
Timberland Espana SL	Spain
Timberland Europe B.V.	Netherlands
Timberland Europe Services Ltd.	United Kingdom
Timberland HK Ltd.	Hong Kong
Timberland HK Trading Ltd.	Hong Kong
Timberland Investments Holding	Switzerland
Timberland Italy, S.r.l.	Italy
Timberland Japan Inc	Japan
Timberland LLC	Delaware
Timberland Management Services GmbH	Switzerland
Timberland Recreational Footware Company	Cayman Islands
Timberland Retail LLC	Delaware
Timberland SAS	France
Timberland Switzerland GmbH	Switzerland
Timberland Taiwan Ltd	Taiwan
Timberland Trading (Shanghai) Ltd	China

Timberland UK Ltd	United Kingdom
Timberland World Trading GmbH	Germany
Vans Madeira, S.L.	Portugal
Vans, Inc.	Delaware
VF (J) France, S.A.	France
VF Apparel (Shenzhen) Co., LTD	China
VF Asia Ltd.	Hong Kong
VF Brands India Private Limited	India
VF Canada, Inc.	Canada
VF Comercializadora Ltda.	Chile
VF Contemporary Brands Canada Corp	Canada
VF Contemporary Brands, Inc.	Delaware
VF de Argentina S.A.	Argentina
VF do Brasil Ltda.	Brazil
VF Ege Soke Giyim Sanayi ve Ticaret A.S.	Turkey
VF Enterprises S.a.R.L.	Luxembourg
VF Europe B.V.B.A.	Belgium
VF Germany Textil-Handels GmbH	Germany
VF Global Investments S.a.R.L.	Luxembourg
VF Imagewear (Canada), Inc.	Canada
VF Imagewear, Inc.	Delaware
VF International S.a.g.l.	Switzerland
VF Investments Italy S.à.R.l.	Italy
VF Investments S.à.R.l.	Luxembourg
VF Italia, S.r.l.	Italy
VF Italy Services S.r.l.	Italy
VF Jeanswear Argentina	Argentina
VF Jeanswear de Mexico S.A. de C.V.	Mexico
VF Jeanswear Espana S.L.	Spain
VF Jeanswear Limited Partnership	Delaware
VF Luxembourg S.à.R.l.	Luxembourg
VF Mauritius Ltd.	Mauritius
VF Northern Europe Ltd.	United Kingdom
VF Northern Europe Services Ltd.	United Kingdom
VF Outdoor (Canada), Inc.	Canada
VF Outdoor Mexico S.A. de C.V.	Mexico
VF Outdoor, Inc.	Delaware
VF Outlet, Inc.	Delaware
VF Receivables Services LLC	Delaware
VF Receivables, LP	Delaware
VF Scandinavia A/S	Denmark
VF Services, Inc.	Delaware
VF Sourcing (Thailand) Ltd	Thailand

VF Sourcing Asia S.a.R.L.	Luxembourg
VF Sourcing Latin America S.a.R.L.	Luxembourg
VF Sportswear, Inc.	Delaware
VF Treasury Services LLC	Delaware
VFJ Ventures, LLC	Delaware
Wrangler Apparel Corp.	Delaware

Excludes subsidiaries that, if considered as a single subsidiary or after taking into account the elimination of intercompany accounts, would not constitute a significant subsidiary. All listed subsidiaries are 100% owned, except as noted.